UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2008
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     This Form 8-K/A amends the Current Report on Form 8-K filed on November 21, 2007 by Tollgrade Communications, Inc. (the “Company”), which reported that effective November 16, 2007, the Company’s Board of Directors appointed Joseph A. Ferrara as the Chief Executive Officer and President of the Company and as a director of the Company to fill a vacancy on the Board of Directors. In connection with his appointment as President and Chief Executive Officer, the Board approved a salary increase to $350,000.
     Effective April 10, 2008, the Company entered into an employment agreement with Mr. Ferrara (the “Agreement”) relating to his continuing employment with the Company. The Agreement has an initial term through January 31, 2011. The term will be automatically extended for successive additional terms of three years, unless terminated by either the Company or Mr. Ferrara.
     The Agreement provides for an annual base salary of $350,000, with such increases or decreases from time to time as the Compensation Committee of the Company’s Board of Directors may determine, subject to mandatory annual increases based on the average percentage increase in base salary, if any, of the Company’s Executive Council (as defined in the Agreement) for the prior two full calendar years, as provided in the Agreement. Mr. Ferrara is also entitled to receive annual bonuses based upon achievement of performance objectives established by the Compensation Committee pursuant to the Company’s Management Incentive Compensation Plan at the level specified for the Company’s Chief Executive Officer. Mr. Ferrara is also eligible to receive long-term disability coverage of $10,000 per month during the term of the disability.
     While serving as Chief Executive Officer during the term of the Agreement, the Company has agreed to nominate Mr. Ferrara on its slate of Board of Director candidates and to recommend to the Company’s shareholders that Mr. Ferrara be elected to the Board.
     The Agreement provides for certain severance payments upon termination of Mr. Ferrara’s employment. Such payments vary depending upon the circumstances of termination.
     If Mr. Ferrara’s employment is terminated because of his death, “disability” or “retirement” (each as defined in the Agreement), Mr. Ferrara (or in the event of his death, Mr. Ferrara’s spouse or estate if his spouse does not survive him) is entitled to receive a pro rata portion, based upon the number of months of Mr. Ferrara’s employment during the year of termination, of any annual bonus program or agreement in effect for the year of termination based upon the then-projected achievement of performance objectives for the year.
     If, within six months prior to a “change-in-control” (as defined in the Agreement) or three years after a change-in-control, Mr. Ferrara’s employment is terminated by the Company without “cause for termination” (as defined in the Agreement) or is terminated by Mr. Ferrara with “good reason for termination” (as defined in the Agreement), Mr. Ferrara is entitled to receive a severance payment of three times the sum of:
(i)	the greater of (a) his annual base salary on the date of termination (provided that in the case of good reason for termination, the date immediately preceding the date of the event that gave rise to the good reason for termination shall be used instead of the date of termination) or (b) his annual base salary in effect when the change-in-control occurred, plus

(ii)	the greater of (a) his average annual cash award for the two calendar years prior to the date of termination (provided that in the case of good reason for termination, the date immediately preceding the date of the event that gave rise to the good reason for termination shall be used instead of the date of termination) or (b) his average annual cash award for the two calendar years prior to the date of the change-in-control.
In addition, Mr. Ferrara shall be entitled to receive payment of reasonable executive placement agency fees for a period not to exceed two years and the continuation of certain medical, pension and other benefits for a three-year period. Finally, outstanding stock appreciation rights and stock options that did not immediately become exercisable upon the occurrence of the change-in-control shall automatically become vested and shall be exercisable thereafter until the stated expiration date of the stock appreciation right or stock option.

     If Mr. Ferrara’s employment is terminated by the Company without cause for termination or is terminated by Mr. Ferrara with good reason for termination and the change-in-control scenario above is not is applicable, Mr. Ferrara will be entitled to receive two times the sum of:
(i)	his annual base salary in effect on the date of termination, plus

(ii)	his average annual cash award for the two calendar years prior to the date of termination.
In addition, Mr. Ferrara shall be entitled to receive payment of reasonable executive placement agency fees for a period not to exceed two years and the continuation of certain medical, pension and other benefits for a two-year period.
     For purposes of the severance payments described above, the Company’s notice of non-renewal of the Agreement shall be considered termination of Mr. Ferrara’s employment by the Company without cause for termination. A thirty day cure period applies under the Agreement if the Company terminates Mr. Ferrara with cause for termination or if Mr. Ferrara terminates his employment with good reason for termination.
     The receipt of any severance payments under the Agreement are subject to Mr. Ferrara signing and not revoking for a period of seven days a separation and mutual release of claims agreement. Pursuant to the Agreement, Mr. Ferrara agrees to resign from all positions that he holds with the Company or its subsidiaries, including, without limitation, as a member of the Board of Directors, immediately following the termination of his employment for any reason, if the Board of Directors so requests.
     If any payment or payments due to Mr. Ferrara result in an excise tax being imposed on Mr. Ferrara pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company is obligated to make certain “gross-up payments” (as defined in the Agreement) to Mr. Ferrara. The Agreement is to be construed and interpreted, to the extent possible, in a manner that avoids the imposition on Mr. Ferrara of the 20% penalty under Section 409A of the Code, and the Company and Mr. Ferrara agree to cooperate diligently to amend the terms of the Agreement to the extent permissible under Section 409A of the Code for Mr. Ferrara to avoid the penalty. If on the date of Mr. Ferrara’s separation from service, within the meaning of 409A, Mr. Ferrara is a “specified employee” as defined in Section 409A of the Code, payments to Mr. Ferrara will be delayed until the earlier of (i) the six-month anniversary of Mr. Ferrara’s separation from service or (ii) the date of his death. Payment will only be delayed in this manner if legal counsel mutually agreed to by the parties opines that payment may not be made under Section 409A of the Code prior to the end of the six-month period without violating the six-month delay requirement. In the event the parties are unable to agree on legal counsel to render an opinion, the Company is entitled to withhold any tax withholding and make any reporting it determines is required by law.
     This Agreement is intended to represent Mr. Ferrara’s sole entitlement to severance payments and benefits in connection with termination of his employment. The Agreement specifically replaces the severance and change-in-control agreements previously entered into between the Company and Mr. Ferrara during August 2007.
     Mr. Ferrara has agreed to maintain the confidentiality of certain information concerning the Company and to refrain during the term of the Agreement and for a period of two years thereafter from (i) directly or indirectly engaging in certain activities that may be competitive with the Company’s operations, (ii) directly or indirectly soliciting, inducing, or attempting to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever or hire any employee of the Company, and (iii) soliciting the trade of, or trade with a customer, prospective customer, supplier or prospective supplier of the Company. The non-competition and non-solicitation provisions, however, shall not be effective if the Company either (a) defaults in any of its post-termination payment obligations to Mr. Ferrara or (ii) the Company elects not to renew the Agreement at the end of its then term for reasons other than for cause for termination.
     The foregoing summary of the Agreement is qualified in its entirety by reference to the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	EXHIBITS
10.1	Agreement dated April 10, 2008 by and between Tollgrade Communications, Inc. and Joseph A. Ferrara (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: April 16, 2008	By:	/s/ Sara M. Antol

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated April 10, 2008 by and between Tollgrade Communications, Inc. and Joseph A. Ferrara (filed herewith).